UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 18, 2005

Chiquita Brands International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Fifth Street, Cincinnati, Ohio		45202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-784-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On March 18, 2005, Chiquita Brands International, Inc. (the "Company") announced that it is planning to offer $150 million aggregate principal amount of senior notes due 2015 ("Senior Notes") and $75 million aggregate liquidation amount of convertible perpetual preferred stock ("Preferred Stock") in private offerings, subject to market and other customary conditions. Based upon market and other conditions, the company may reallocate the amount of securities to be issued in each of the offerings or seek to finance the acquisition in alternative ways. These proposed offerings are described in the press release attached as Exhibit 9.01(c) 99.1

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 News release of Chiquita Brands International, Inc. dated March 18, 2005 relating to its proposed offerings of Senior Notes and Preferred Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiquita Brands International, Inc.

March 18, 2005	By:	/s/Robert W. Olson

Name: Robert W. Olson
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News release of Chiquita Brands International, Inc. dated March 18, 2005 relating to its proposed offerings of Senior Notes and Preferred Stock.